Exhibit 1.1

750,000 Shares

PERINI CORPORATION

Common Stock

UNDERWRITING AGREEMENT

September             , 2004

D.A. DAVIDSON & CO.

8 Third Street North

Great Falls, MT 59401

D.A. Davidson & Co.:

1. Introductory. The stockholder listed in Schedule A hereto (the “Selling Stockholder”) proposes to sell an aggregate of 750,000 outstanding shares (“Firm Securities”) of the common stock, par value $1.00 per share (“Securities”) of Perini Corporation, a Massachusetts corporation (“Company”), to D.A. Davidson & Co. (the “Underwriter”), and the Selling Stockholder also proposes to sell to the Underwriter, at the option of the Underwriter, an aggregate of not more than 112,500 additional outstanding shares (“Optional Securities”) of the Company’s Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.” The Selling Stockholder hereby agrees with the Company and with the Underwriter as follows:

2. Representations and Warranties of the Company and the Selling Stockholder.

(a) The Company represents and warrants to, and agrees with, the Underwriter that:

(i) A registration statement (No. 333-117344) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission (“Commission”) and has been declared effective under the Securities Act of 1933 (“Act”), and a post-effective amendment thereto has been filed with the Commission pursuant to Rule 462(d) under the Act (the “Amendment” and, together with the registration statement, the “Registration Statement”), which Amendment became effective upon filing with the Commission pursuant to such rule, and the Registration Statement is not proposed to be amended further. The Offered Securities have all been duly registered under the Act pursuant to the Registration Statement. For purposes of this Agreement, “Effective Time” with respect to the Registration Statement means the date and time as of which the Amendment filed pursuant to Rule 462(d) was accepted by the Commission. “Effective Date” with respect to the Registration Statement means the date of the Effective Time thereof. The form of prospectus, as included in the Registration Statement, including all supplements thereto, including, without limitation, the final prospectus supplement (the “Final Prospectus Supplement”) relating to the Offered Securities as filed with the Commission pursuant to and in accordance with Rule 424(b) (“Rule 424(b)”) under the Act, are collectively hereinafter referred to as the “Prospectus.” No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

(ii) At the Effective Time, the Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission (“Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) on the date of this Agreement, the Registration Statement conforms, and at the time of filing of the Final Prospectus Supplement pursuant to Rule 424(b), the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from the Registration Statement or the Prospectus based upon written information furnished to the Company by the Underwriter through the Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c) hereof.

(iii) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the Commonwealth of Massachusetts, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of real property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or in good standing would have, individually or in the aggregate, a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”); the jurisdictions listed on Schedule B attached hereto are the only jurisdictions in which the Company maintains an office or leases real property.

(iv) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified would have, individually or in the aggregate, a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and is validly issued, fully paid and nonassessable; the jurisdictions listed on Schedule C attached hereto are the only jurisdictions in which the Company’s Scheduled Subsidiaries (as defined in Section 6(d)(i)) maintain an office or lease real property; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except as disclosed in the Prospectus.

(v) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized, are validly issued, fully paid and nonassessable and conform as to legal matters to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Securities except as set forth in that certain Shareholders’ Agreement, dated as of March 29, 2000, among the Company, the Selling Stockholder, and certain other stockholders of the Company.

(vi) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment.

(vii) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(viii) The Securities have been approved for listing on the New York Stock Exchange.

(ix) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the performance by the Company of its obligations under this Agreement, except such as have been obtained and made under the Act and such as may be required under state securities laws or the rules of the National Association of Securities Dealers, Inc.

(x) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any material agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or bylaws of the Company or any such subsidiary.

(xi) This Agreement has been duly authorized, executed and delivered by the Company.

(xii) Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them which are material to their respective businesses, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(xiii) The Company and its subsidiaries (i) possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except to the extent that the failure to obtain such certificates, authorities or permits would not have, individually or in the aggregate, a Material Adverse Effect and (ii) have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would have, individually or in the aggregate, a Material Adverse Effect.

(xiv) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, in each case that would have a Material Adverse Effect.

(xv) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would have, individually or in the aggregate, a Material Adverse Effect.

(xvi) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”) and, to the Company’s knowledge, neither the Company nor any of its subsidiaries owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would have, individually or in the aggregate, a

Material Adverse Effect; and the Company is not aware of any pending investigation which would lead to such a claim.

(xvii) Except as disclosed in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and no such proceedings are, to the Company’s knowledge, threatened or contemplated.

(xviii) The financial statements included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis. The schedules included in the Registration Statement present fairly the information required to be stated therein.

(xix) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(xx) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(xxi) The Company is not and, after giving effect to the offering and sale of the Offered Securities as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(xxii) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(b) The Selling Stockholder represents and warrants to, and agrees with, the Underwriter that:

(i) Such Selling Stockholder has and on each Closing Date hereinafter mentioned will have valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Offered Securities to be sold by such Selling Stockholder on such Closing Date free and clear of all security interests, claims, liens, equities or other encumbrances and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on such Closing Date hereunder, except in each case for a security interest in favor of Banc of America Strategic Solutions, Inc.

(ii) Upon payment for the Offered Securities to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Offered Securities, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Offered Securities in the name of Cede or such other nominee and the crediting of such Offered Securities on the books of DTC to securities accounts of the Underwriter (assuming that neither DTC nor the Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Offered Securities within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Offered Securities and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Offered Securities may be asserted against the Underwriter with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Offered Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the Underwriter on the records of DTC will have been made pursuant to the UCC.

(iii) On the Effective Date of the Registration Statement, the Registration Statement did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement, the Registration Statement and, at the time of filing of the Final Prospectus Supplement pursuant to Rule 424(b), the Registration Statement and the Prospectus does not include or will not include any untrue statement of a material fact or did not omit or will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. This subsection (iii) applies only to the extent that any statements in or omissions from the Registration Statement or the Prospectus are based on written information furnished to the Company by such Selling Stockholder specifically for use therein, it being understood and agreed that the only such information is the Selling Stockholder Information described in Section 7(b) hereof.

(iv) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the Offered Securities by the Selling Stockholder.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Selling Stockholder, at a purchase price of $                                 per share, that number of Firm Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto.

Certificates in negotiable form for the Offered Securities held by the Selling Stockholder have been placed in custody, for delivery under this Agreement, under the Equiserve Agreements made with Equiserve Trust Company, N.A., as custodian (“Custodian”). The Selling Stockholder agrees that the shares represented by the certificates held in custody for the Selling Stockholder under such Equiserve Agreements are subject to the interests of the Underwriter, that the arrangements made by the Selling Stockholder for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death of the Selling Stockholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If the Selling Stockholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, certificates for the Offered Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

The Custodian will deliver the Firm Securities to the Underwriter for the accounts of the Underwriter, against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank drawn to the order of the Selling Stockholder at the above office of Stoel Rives LLP, at 9:00 A.M., Washington time, on                     , 2004, or at such other time not later than seven full business days thereafter as the Underwriter and the Custodian determine, such time being herein referred to as the “First Closing Date.” The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as the Underwriter requests and will be made available for checking and packaging at the above office of Stoel Rives LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Underwriter given to the Company and the Selling Stockholder not more than 30 days subsequent to the date of the Prospectus, the Underwriter may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Selling Stockholder agrees to sell to the Underwriter the respective numbers of Optional Securities set forth opposite the name of the Selling Stockholder in Schedule A hereto under the caption “Number of Optional Securities to be Sold.” Such Optional Securities may be purchased by the Underwriter only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Underwriter to the Selling Stockholder.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date,” which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Underwriter but shall be not later than ten full business days after written notice of election to purchase Optional Securities is given. The Custodian will deliver the Optional Securities held for the Selling Stockholder, being purchased on each Optional Closing Date to the Underwriter for the accounts of the Underwriter, against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank drawn to the order of the Selling Stockholder, at the above office of Stoel Rives LLP. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as the Underwriter requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above office of Stoel Rives LLP at a reasonable time in advance of such Optional Closing Date.

4. Offering by Underwriter. It is understood that the Underwriter proposes to offer the Offered Securities for sale to the public as set forth in the Prospectus.

5. Certain Agreements of the Company and the Selling Stockholder.

(a) The Company agrees with the Underwriter and the Selling Stockholder that:

(i) The Company will file the Final Prospectus Supplement with the Commission pursuant to and in accordance with Rule 424(b) not later than the second business day following the execution and delivery of this Agreement.

The Company will advise the Underwriter and the Selling Stockholder promptly of any such filing pursuant to Rule 424(b).

(ii) The Company will advise the Underwriter and the Selling Stockholder promptly of any proposal to amend or supplement the Registration Statement or the Final Prospectus Supplement and will not effect such amendment or supplementation without the Underwriter’s consent, which consent shall not be unreasonably withheld; the Company will also advise the Underwriter and the Selling Stockholder promptly of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(iii) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by the Underwriter or any dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Underwriter and the Selling Stockholder of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriter’s consent to, nor the Underwriter’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(iv) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Registration Statement which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(v) The Company will furnish to the Underwriter copies of the Registration Statement (two of which will be signed and will include exhibits), each related prospectus supplement (if any), and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by the Underwriter or any dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Underwriter requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriter all such documents.

(vi) The Company will use its reasonable best efforts to arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriter designates and will continue such qualifications in effect so long as required for the distribution.

(vii) For a period of 30 days after the date of the Final Prospectus Supplement, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Underwriter, except (A) issuances of Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, (B) grants of employee stock awards pursuant to the terms of a plan in effect on the date hereof or issuances of Securities pursuant to the exercise of such awards, (C) the filing of a registration statement with the Commission pursuant to the warrant holder rights agreement dated January 17, 1997, (D) any offer or sale by any stockholder pursuant to the Registration Statement and any related filing with the Commission or public disclosure by the Company or (E) the offer and issuance of Securities in connection with any tender or exchange offer for the Company’s convertible or exchangeable securities.

(viii) The Company agrees with the Underwriter and the Selling Stockholder that the Company will pay all expenses incident to the performance of the obligations of the Selling Stockholder (including reasonable fees and disbursements of one counsel for Tutor-Saliba Corporation) and the obligations of the Company under this Agreement, for any filing fees and other expenses (including fees and disbursements of its counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriter designates and the printing of memoranda relating thereto, for the filing fee incident to the review by the National Association of Securities Dealers, Inc. of the Offered Securities, for any transfer taxes on the sale of the Offered Securities to the Underwriter and for expenses incurred in distributing preliminary prospectus supplements and the Prospectus (including any amendments and supplements thereto) to the Underwriter.

(b) The Selling Stockholder agrees with the Underwriter and the Company that for a period of 60 days after the date of the Final Prospectus Supplement, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of the Securities of the Company or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Underwriter. The restrictions contained in this Section 5(b) shall not apply to (i) the Securities to be sold hereunder, (ii) any pledge of Securities to secure any margin loan or the sale or transfer by the pledgee of Securities securing any such margin loan, (iii) transactions by any person relating to shares of Common Stock or other securities of the Company acquired in open market transactions after the completion of the offering of the Offered Securities; (iv) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock of the Company as a bona fide gift or gifts; (v) transfers or distributions of shares of Common Stock or any security convertible into or exercisable or exchangeable into Common Stock of the Company to affiliates (as defined in Rule 405 under the Securities Act); (vi) a distribution to the shareholders of the Selling Stockholder, or (vii) transfers by the Selling Stockholder or its distributee or transferee of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock of the Company to a family member of such Selling Stockholder or its distributee or transferee or trust created for the benefit of such Selling Stockholder or its distributee or transferee or family member of such Selling Stockholder or its distributee or transferee; provided, that in the case of any transfer or distribution pursuant to clauses (iv) through (vii), such transferee or distributee shall execute and deliver to the Underwriter an agreement to be bound by the restrictions set forth in this Section 5(b) prior to such transfer or distribution, as the case may be, and no filing by any party (transferor, transferee, distributor or distributee) under the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made in connection with such transfer or distribution (other than filings that would be permitted to be, and are, made after the expiration of the 30-day period referred to above).

6. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholder herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of their obligations hereunder and to the following additional conditions precedent:

(a) The Underwriter shall have received a letter, dated the date of delivery thereof, which shall be on or prior to the date of this Agreement, of Deloitte & Touche LLP, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

(i) in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

(ii) on the basis of the review referred to in clause (i) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of such letter, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

(B) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated revenue or net income from operations or in the total or per share amounts of consolidated net income;

except in all cases set forth in clauses (A) and (B) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(iii) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

For purposes of this subsection, “Registration Statement” shall mean the Registration Statement, and “Prospectus” shall mean the prospectus included in the Registration Statement, as supplemented by the prospectus supplements dated August 27, 2004 and September 8, 2004.

(b) The Final Prospectus Supplement shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Selling Stockholder, the Company or the Underwriter, shall be contemplated by the Commission.

(c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries, taken as a whole, which, in the judgment of the Underwriter, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Underwriter, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(d) The Underwriter shall have received an opinion, dated such Closing Date, of Goodwin Procter LLP, counsel for the Company, to the effect that:

(i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the Commonwealth of Massachusetts, with corporate power to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction listed on Schedule B attached hereto;

(ii) Each subsidiary of the Company listed on Schedule C attached hereto (a “Scheduled Subsidiary”) has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power to own its properties and conduct its business as described in the Prospectus; and each Scheduled Subsidiary is duly qualified to do business as a foreign corporation in good standing in each jurisdiction listed on Schedule C attached hereto; all of the issued and outstanding capital stock of each Scheduled Subsidiary has been duly authorized and is validly issued, fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is to our knowledge owned free from liens, encumbrances and defects, except as disclosed in the Prospectus.

(iii) The Offered Securities delivered on such Closing Date and all other outstanding shares of the Common Stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable and conform as to legal matters to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Securities under the laws of the Commonwealth of Massachusetts, the Company’s charter or by-laws;

(iv) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the Registration Statement or in any other registration statement filed by the Company under the Act;

(v) The Company is not and, after giving effect to the offering and sale of the Offered Securities as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(vi) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act and such as may be required under state securities laws;

(vii) The execution and delivery by the Company of, and the performance by the Company of its obligation under, this Agreement (excluding the indemnification provisions contained in this Agreement, as to which such counsel need express no opinion) will not (i) result in a breach or violation of any of the terms and provisions of, or constitute a default under any agreement or instrument to which the Company or any Scheduled Subsidiary is a party or by which the Company or any such Scheduled Subsidiary is bound or to which any of the properties of the Company or any such Scheduled Subsidiary is subject and in each case that is filed as an exhibit to the Registration Statement, (ii) to our knowledge, result in a violation of any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any Scheduled Subsidiary or (iii) result in a violation of any provision of the charter or by-laws of the Company or any such Scheduled Subsidiary;

(viii) The Registration Statement was declared effective under the Act, the Final Prospectus Supplement was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion and within the time period required, and, to the knowledge of such counsel (based solely on an oral confirmation of a member of the Commission staff), no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto (except for financial statements and schedules and other financial and other related statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), as of their respective effective or issue dates, appear on their face to comply as to form in all material respects with the requirements of the Act and the Rules and Regulations, it being understood that in passing upon compliance as to form of such documents such counsel may assume that the statements made therein are correct and complete and such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in such documents, except for those referred to in paragraph (iii) above; and such counsel do not know of any legal or governmental proceedings required to be described in the Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus; and

(ix) This Agreement has been duly authorized, executed and delivered by the Company.

In the review and conferences referred to in such opinion, no facts came to such counsel’s attention that caused such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or that the Prospectus as of the date thereof or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) The Underwriter shall have received an opinion, dated such Closing Date, of Goodwin Procter LLP, counsel for the Selling Stockholder, to the effect set forth in Annex A.

(f) The Underwriter shall have received from Stoel Rives LLP, counsel for the Underwriter, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statement, the Prospectus and

other related matters as the Underwriter may require, and the Selling Stockholder and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Stoel Rives LLP may rely as to the incorporation of the Company and all other matters governed by Massachusetts law upon the opinion of Goodwin Procter LLP referred to above.

(g) The Underwriter shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Prospectus or as described in such certificate.

(h) The Underwriter shall have received a letter, dated such Closing Date, of Deloitte & Touche LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

(i) The Custodian will deliver to the Underwriter a letter stating that they will deliver to the Selling Stockholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.

(j) The Underwriter shall not have notice of an adverse claim with respect to the Offered Securities within the meaning of Section 8-102 of the UCC.

The Selling Stockholder and the Company will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and documents as the Underwriter reasonably requests. The Underwriter may in its sole discretion waive compliance with any conditions to the obligations of the Underwriter hereunder, whether in respect of an Optional Closing Date or otherwise.

7. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless the Underwriter and the Selling Stockholder, their respective partners, members, managers, directors and officers and each person, if any, who controls the Underwriter or such Selling Stockholder within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Underwriter or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, including any related preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter and the Selling Stockholder for any legal or other expenses reasonably incurred by the Underwriter or such Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (i) the Company will not be liable to the Underwriter in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (c) below and (ii) the Company will not be liable to the Selling Stockholder in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder specifically for use therein, it being understood that the only such information furnished by the Selling Stockholder consists of the Selling Stockholder Information described in subsection (b) below; provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus supplement the indemnity agreement contained in this subsection (a) shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by the Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of the Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus if the Company had previously furnished copies thereof to the Underwriter.

(b) The Selling Stockholder will indemnify and hold harmless the Company and the Underwriter, their respective partners, members, directors and officers and each person, if any, who controls the Company or the Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, including any related preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and the Underwriter for any legal or other expenses reasonably incurred by the Company or the Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, in each case to the extent, but only to the extent, that the untrue statement or alleged untrue statement or omission or alleged omission is based upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for use therein, it being understood and agreed that the only such information furnished to the Company by such Selling Stockholder consists of the name of such Selling Stockholder, the number of Offered Securities to be offered by such Selling Stockholder and the address and other information with respect to such Selling Stockholder (including share amounts but excluding any percentages) which appear under the caption “Principal Stockholders” in the Prospectus and under the caption “Selling Stockholder” in any prospectus supplement (the “Selling Stockholder Information”); provided that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus supplement the indemnity agreement contained in this subsection (b) shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by the Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of the Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus if the Company had previously furnished copies thereof to the Underwriter; and provided, further, that the liability (or action in respect thereof) under this subsection (b) of the Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses to the Selling Stockholder from the sale of Offered Securities sold by the Selling Stockholder hereunder.

(c) The Underwriter will indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, and the Selling Stockholder, its partners, members, managers, directors and officers and each person, if any, who controls the Selling Stockholder within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter through the Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and the Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Underwriter consists of the following information in the Prospectus furnished on behalf of the Underwriter: the concession and reallowance discount figures appearing in the fourth paragraph under the caption “Underwriting” and the information regarding stabilizing transactions contained under the caption “Underwriting.”

(d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriter on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Furthermore, the liability of the Selling Stockholder to contribute under subsection (e) of this Section 7 shall be limited to an amount equal to (i) the aggregate gross proceeds, after underwriting commissions and discounts, but before expenses to the Selling Stockholder from the sale of Offered Securities sold by the Selling Stockholder hereunder, less (ii) any amounts for which the Selling Stockholder is liable under Section 7(b) hereof.

(f) The obligations of the Company and the Selling Stockholder under this Section shall be in addition to any liability which the Company and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholder, of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Selling Stockholder, the Company or any of their respective representatives, officers, partners, members, managers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Underwriter is not consummated, the Selling Stockholder shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Company, the Selling Stockholder, and the Underwriter pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriter is not consummated for any reason other than solely because of the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 6(c), the Selling Stockholder will reimburse the Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

9. Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or faxed and confirmed to the Underwriter at 8 Third Street North, Great Falls, Montana 59401, Attention: Monte Giese (Fax. No.: (406) 791-7315), or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at Perini Corporation, 73 Mt. Wayte Avenue, Framingham, Massachusetts 01701, Attention: Michael Ciskey (Fax No.: 508-628-2010), or, if sent to the Selling Stockholder, will be mailed, delivered or faxed and confirmed to the Selling Stockholder at its address set forth below its name on Schedule A hereto; provided, however, that any notice to the Underwriter pursuant to Section 7 will be mailed, delivered or faxed and confirmed to the Underwriter.

10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

11. Representation. Equiserve Trust Company, N.A. will act for the Selling Stockholder in connection with the transactions contemplated by this Agreement, and any action under or in respect of this Agreement taken by Equiserve Trust Company, N.A. will be binding upon the Selling Stockholder.

12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

13. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws. The Company hereby submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Underwriter’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholder, the Company and the Underwriter in accordance with its terms.

[Signature page to Underwriting Agreement]

TUTOR-SALIBA CORPORATION

By:

Name:

Title:

[Signature page to Underwriting Agreement]

PERINI CORPORATION

By:

Name:

Title:

[Signature page to Underwriting Agreement]

This Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

D.A. DAVIDSON & CO.

By:

Name:

Title:

SCHEDULE A

Selling Stockholder	Number of Firm Securities to be Sold	Number of Optional Securities to be Sold
Tutor-Saliba Corporation	750,000	112,500

Address for Notices:
15901 Olden Street
Sylmar, CA 91342
Fax No. (818) 367-9574
Attn: Ronald N. Tutor

SCHEDULE B

Jurisdiction

Commonwealth of Massachusetts

State of New York

State of New Hampshire

State of Arizona

State of California

SCHEDULE C

Scheduled Subsidiaries

Name of Subsidiary	Jurisdiction
Perini Building Company, Inc.	State of Arizona
State of Michigan
State of California
State of Nevada
State of Florida

Paramount Development Associates, Inc.	Commonwealth of Massachusetts

Mt. Wayte Realty, LLC	Commonwealth of Massachusetts

James A. Cummings, Inc.	State of Florida